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                                                                 EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT

                                DOUGLAS P. FIELDS

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of July 1, 1997, by JEH ACQUISITION CORP., a Delaware Corporation (the "Company"), and DOUGLAS P. FIELDS, an individual resident in Greenwich, Connecticut (the "Executive").

         WHEREAS, the Company is engaged principally in the business of the distribution of roofing supplies and related products; and

         WHEREAS, the Company intends to seek acquisition candidates engaged in the wholesale distribution of roofing supplies and related products and vendors or suppliers to such distribution businesses and businesses related thereto; and

         WHEREAS, the Company is acquiring, pursuant to that certain Asset Purchase Agreement by and among the Company as "Buyer", JEH Company, a Texas corporation, as "Seller", and James E. Helzer as "Shareholder" of Seller, dated July 8, 1997 (the "Asset Purchase Agreement"), substantially all of the assets of Seller, including Seller's business operations in Texas, Colorado and Indiana (the "Acquisition"); and

         WHEREAS, the Company desires to employ the Executive as its Chairman of the Board of Directors and Chief Executive Officer; and

        WHEREAS, Company acknowledges that Executive is a party to an employment agreement with TDA Industries, Inc. ("TDA") which has been assumed by Pemberton Services Corp. ("PSC"); and

         WHEREAS, Executive is willing to accept such employment by the Company, all in accordance with the conditions and other provisions hereinafter set forth and the acknowledgment, approval and consent of TDA and PSC as indicated by their acknowledgment, approval and consent as set forth at the foot of this Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, effective upon the consummation of the Acquisition, as follows:

         1. TERM. Subject to and conditioned upon TDA's and PSC's acknowledgment, approval and consent to Executive's entering into this Agreement and TDA's and PSC's acknowledgement that this Agreement shall not be deemed to be a violation of any of the terms

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and conditions of Executive's agreements with TDA and PSC, the term of this
Agreement shall be for a period of five (5) years commencing on the consummation of the Acquisition and terminating on the fifth anniversary date of the consummation of the Acquisition, subject to earlier termination as provided herein or unless extended by mutual consent of the parties.

         2.       EMPLOYMENT.

                  (A) Subject to the terms and conditions and for the compensation hereinafter set forth, the Company hereby agrees to employ Executive for and during the term of this Agreement. Executive is hereby employed by the Company as the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Executive's powers and duties shall be those of an executive nature which are appropriate for a Chairman of the Board of Directors and Chief Executive Officer in accordance with the Company's bylaws; and Executive does hereby accept such employment or greater employment as may be mutually agreed upon by the parties hereto and agrees to devote as much time to the affairs of the Company as Executive deems necessary to discharge his duties to Company during the term of this Agreement. Executive shall report to the Board of Directors of the Company. The Company shall not require Executive to be employed in any location other than in proximity to his residence unless he consents in writing to such location.

                  (B) During the term of this Agreement, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the prerequisites customarily associated with the position of Chairman of the Board of Directors and Chief Executive Officer of the Company.

                  (C) During the term of this Agreement, the Company shall be responsible (i) to pay to Executive the compensation set forth in Section 3;
(ii) reimburse Executive for expenses as provided in Section 4; and (iii) provide Executive with the benefits and vacation set forth in Section 5.

                  (D) Executive agrees to submit to any medical examination(s) and provide any information and documents reasonably necessary for the Company to obtain any insurance required by this Agreement and "Key Man" life insurance on the Executive's life.

         3.       COMPENSATION.

                  (A) SALARY. During the term of this Agreement, the Company agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than Sixty Thousand Dollars ($60,000) per year, payable $5,000 per month in accordance with the Company's policies, for services rendered by Executive hereunder.

                  (B) BONUS. As additional compensation, the Company may pay Executive a periodic bonus as determined by the Board of Directors.

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                  (C) INCREASES. The annual salary is subject to periodic
increases at the discretion of the Board of Directors with such increases to take effect no later than on each anniversary date of this Agreement.

         4. EXPENSES. The Company shall reimburse Executive for all reasonable and actual business expenses incurred by him in connection with his service to the Company, upon submission by him or appropriate vouchers and expense account reports.

         5.       BENEFITS.

                  (A) INSURANCE. In addition to the salary and bonus to be paid to Executive hereunder, the Company shall maintain family medical and dental insurance, life insurance in the amount of not less than Fifty Thousand Dollars ($50,000) on the life of Executive and for which Executive shall designate the beneficiary(ies), and long term disability insurance providing monthly disability benefits to Executive of not less than Five Thousand Dollars ($5,000). Executive and his dependents shall be entitled to participate in such other benefits as are extended to active executive employees of the Company and their dependents including but not limited to pension, retirement, profit-sharing, 401(k), stock option, bonus and incentive plans, group insurance, hospitalization, medical or other benefits made available by the Company to its employees generally.

                  (B) VACATION. Executive shall be entitled to take up to four (4) weeks of paid vacation annually at a time mutually convenient to the Company and Executive.

         6.       RESTRICTIVE COVENANTS.

                  (A) Except in the ordinary course of his duties as Chairman of the Board of Directors and Chief Executive Officer, or in the furtherance of the business of the Company, during the period from the date of this Agreement until sixty (60) days following the date on which his employment with the Company is lawfully and properly terminated, Executive will not, directly or indirectly:

                  (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company on the date on which Executive's employment with the Company is terminated to cease doing business with the Company, or to reduce the amount of business it does with the Company;

                  (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client within six (6) months prior to the termination of his employment by the Company, with respect to the distribution of roofing supplies and related products; or

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                  (iii) persuade or attempt to persuade any employee of the
                  Company, or any individual who was an employee of the Company during the six (6) month period prior to the lawful and proper termination of this Agreement, to leave the Company's employ, or to become employed by any person or entity other than the Company.

                  (B) Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this Section 6 are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                  (C) If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

         7.       TERMINATION.

                  (A) DEATH. In the event of Executive's death ("Death") during the term of his employment, Executive's designated beneficiary(ies), or in the absence of such beneficiary designation, his estate shall be entitled to payment of Executive's salary from date of Death to the expiration of one (1) year thereafter. In addition, Executive's beneficiary(ies) and/or dependents shall be entitled, for the same one year period, to continuation, at the Company's expense, of such benefits as are then being provided to them under Section 5(A) hereof, and any additional benefits as may be provided to dependents of the Company's executive officers in accordance with the terms of the Company's policies and practices. In addition, any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested as of the date of his Death and shall thereafter be exercisable by Executive's beneficiary(ies) or estate for the maximum period of time allowed for exercise thereof under the terms of such options.

                  (B) DISABILITY.

                  (i) In the event Executive, by reason of physical or mental incapacity, shall be disabled ("Disability") for a period of at least one (1) year, the Company shall have the option at any time thereafter to terminate Executive's employment hereunder for Disability. Such

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termination will be effective thirty (30) days after the Board of Directors of Company gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. All obligations of the Company hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Executive may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company. In addition, for a period of one (1) year following termination of Executive's employment for Disability, Executive and his dependents, as the case may be, shall continue to receive the benefits set forth under Section 3(A) and 5(A) hereof, as well as such benefits as are extended to the Company's active executive employees and their dependents during such period. Any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by the Executive, his beneficiary(ies), conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of such options.

                  (ii) "Incapacity" as used herein shall mean the inability of the Executive due to physical or mental illness, injury or disease to perform his normal duties as Chairman of the Board of Directors and Chief Executive Officer. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for Disability and for one (1) year following termination for Disability in accordance with Section 7(B)(i).

                  (C) BY THE COMPANY FOR CAUSE.

                  (i) The Company shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Executive for cause (hereinafter "Cause"), and all compensation to Executive shall cease to accrue upon discharge of Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Executive's conviction, after the date hereof, of a felony; (ii) the alcoholism or drug addition of Executive; (iii) gross negligence or willful misconduct of Executive in connection with his duties hereunder; or (iv) the determination by any regulatory or judicial authority (including any securities self-regulatory organization) that Executive knowingly and directly violated during the period beginning ten (10) years before or after the date hereof, any federal or state securities law, or any rule or regulation adopted thereunder.

                  (ii) If the Company elects to terminate Executive's employment for Cause under Section 7(C)(i) above, such termination shall be effective fifteen (15) days after the Company gives written notice of such termination to Executive. In the event of a termination of Executive's employment for Cause in accordance with the provisions of Section 7(C)(i), the Company shall have no further obligation to the Executive, except for the payment of all compensation and other vested benefits which have accrued through the date of such termination and not been paid and any other benefits to which he or his dependents may be entitled by law.

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                  (D) BY EXECUTIVE FOR REASON. Executive shall have the right to terminate his employment at any time for reason (herein designated and referred to as "Reason"). The term Reason shall mean (i) the failure to elect or appoint, or re-elect or re-appoint, Executive to, or removal or improperly attempted removal of Executive from, his positions as Chairman of the Board of Directors or Chief Executive Officer with the Company, except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability; (ii) a reduction in Executive's overall compensation other than his discretionary bonus under Section 3(B) above or an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Executive's position with the Company; (iii) the Company's failure or refusal to perform any obligation required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same; or (iv) a Change in Control of the Company, as defined herein.

                  (E) SEVERANCE.

                  (i) In the event Executive's employment hereunder shall be terminated by the Executive for Reason or by the Company for other than Cause, Death or Disability: (a) the Executive shall thereupon receive as severance pay in a lump sum the amount of salary and bonuses which the Executive would have received for the remaining term of this Agreement had there been no termination, provided however, that in no event shall such lump sum payment be less than two years' salary and bonus; and (b) the Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, for a period of two years from such termination; and (c) any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of such options;

                  (ii) An election by Executive to terminate his employment under the provisions of this Section 7 shall not be deemed a voluntary termination of employment of Executive for the purpose of interpreting the provisions of any of the Company's employment benefit plans, programs or policies.

                  (F) RESIGNATION. In the even Executive resigns without Reason prior to the expiration hereof, he shall receive any unpaid fixed salary through such resignation date and such benefits to which he is entitle by law.

                  (G) EXTENSION OF BENEFITS. Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for the continuation of benefits provided for by law, either at the Company's, Executive's, or his dependents' expense.

                  (H) CHANGE IN CONTROL. For purposes hereof, a Change in Control shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in

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Item 1(a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act.

     8. INDEMNIFICATION. The Company hereby indemnifies and holds Executive harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by Executive and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder. The Company hereby agrees to pay all expenses, including reasonable attorney's fees, actually incurred by Executive in connection with the investigation of any such matter, the defense of any such action, suit or proceeding and in connection with any appeal thereon including the costs of settlements. Nothing contained herein shall entitle Executive to indemnification by the Company in excess of that permitted under applicable law.

         9. WAIVER. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to any party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

         10. GOVERNING LAW. The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

         11. NOTICES. All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid, or by overnight courier and shall be addressed to a party at the address given below. A party may designate by written notice given to the other party a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 11 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addresses as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by hand delivery or overnight courier), or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

             If to Executive:          Douglas P. Fields
                                       100 Midwood Road
                                       Greenwich, Connecticut  06830



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             If to Company:            JEH Acquisition Corp.
                                       c/o TDA Industries, Inc.
                                       122 East 42nd Street, Suite 1116
                                       New York, NY  10168

         12. ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of the parties and each of their respective successors, assigns, heirs and legal representatives; provided, however, that Executive may not assign or delegate his obligations, responsibilities and duties hereunder except as permitted by the Company's bylaws, custom, practice, policies or the Board of Directors. The Company may not assign this Agreement without the prior written consent of the Executive.

         13. MISCELLANEOUS. This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

         14. OBLIGATIONS OF A CONTINUING NATURE. It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed upon Executive and the Company hereunder, which are stated to exist or continue after termination of Executive's employment with the Company, shall exist and continue irrespective of the method or circumstances of such termination for the respective periods of time set forth herein.

         15. SEVERABILITY. The parties agree that if any of the covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements, restrictions and parts thereof herein contained shall be severable so as not to invalidate any others, and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid covenant, agreement, restriction or part thereof.

         16. VENUE AND JURISDICTION. The Company and the Executive hereby agree that any action, proceeding or claim against any of them arising out of or relating in any way to this Agreement shall be brought and enforced in any of the courts of the State of New York in New York County, New York, or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction. The Company and the Executive hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. The Company and the Executive hereby waive the right to a trial by jury in any action, proceeding or claim against either of them arising out of or relating in any way to this Agreement. Any process or summons to be served upon the Company or the Executive may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to its or his respective address set forth in Section 11 of this Agreement or such other address as a party may so notify the other party hereto in the manner

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provided by Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Executive in any action, proceedings or claim.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                                    JEH ACQUISITION CORP.

                                               By:  /s/ Frederick M. Friedman
                                                    --------------------------
                                                    Frederick M. Friedman,
                                                    Executive Vice President


                                                    /s/ Douglas P. Fields
                                                    --------------------------
                                                    Douglas P. Fields, Executive



                                                    ACKNOWLEDGED, CONSENTED TO
                                                    AND APPROVED

                                                    TDA INDUSTRIES, INC.

                                               By:  /s/ Frederick M. Friedman
                                                    --------------------------
                                                    Frederick M. Friedman,
                                                    Executive Vice President


                                                    PEMBERTON SERVICES CORP.

                                               By:  /s/ Frederick M. Friedman
                                                    --------------------------
                                                    Frederick M. Friedman,
                                                    Executive Vice President


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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                                DOUGLAS P. FIELDS

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is made effective as of the 30th day of April, 1998, by JEH/EAGLE SUPPLY, INC., a Delaware Corporation, formerly known as JEH Acquisition Corp. (the "Company"), and DOUGLAS P. FIELDS, an individual resident in Greenwich, Connecticut (the "Executive"), amending that certain Employment Agreement between the parties dated as of July 1, 1997 (the "Agreement").

         1. Section 3 (A) of the Agreement is amended in its entirety to read as follows:

                  (A) SALARY. Commencing upon the closing of the proposed initial public offering of securities of Eagle Supply Group, Inc., a Delaware Corporation ("ESG"), and the consummation of the sale and transfer of the Company to ESG, and during the remaining term of the Agreement, the Company shall pay Executive, and Executive agrees to accept, an annual salary of not less than Sixty Thousand Dollars ($60,000) per year, payable Five Thousand Dollars ($5,000) per month in accordance with the Company's policies, for services rendered by Executive hereunder.

         2. Except for this First Amendment, the Agreement remains unchanged, and is in full force and effect.

         IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.

                                                  JEH/EAGLE SUPPLY, INC.

                                              By: /s/ Frederick M. Friedman
                                                  --------------------------
                                                  Frederick M. Friedman,
                                                  Executive Vice President


                                                  /s/ Douglas P. Fields
                                                  --------------------------
                                                  Douglas P. Fields, Executive



                                                  ACKNOWLEDGED, CONSENTED TO
                                                  AND APPROVED

                                                  TDA INDUSTRIES, INC.

                                              By: /s/ Frederick M. Friedman
                                                  --------------------------
                                                  Frederick M. Friedman,
                                                  Executive Vice President


                                                  PEMBERTON SERVICES CORP.

                                              By: /s/ Frederick M. Friedman
                                                  --------------------------
                                                  Frederick M. Friedman,
                                                  Executive Vice President


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